UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2019

The McClatchy Company

(Exact name of registrant as specified in its charter)

DELAWARE	1-9824	52-2080478
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 Q Street

Sacramento, CA 95816

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code (916) 321-1844

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4©)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker Symbol	Name of each exchange on which registered
Class A Common Stock, par value $.01 per share	MNI	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On December 13, 2019, NYSE American LLC (the “NYSE American”) notified The McClatchy Company (the “Company”) that the Company’s plan to regain compliance with the NYSE American’s continued listing standards has been accepted. A copy of the Company’s press release containing this announcement is filed hereto as Exhibit 99.1.

As previously reported under Item 3.01 of the Company's Current Report on Form 8-K filed on September 13, 2019, the Company received a letter from the NYSE American on September 9, 2019 stating that the Company was not in compliance with the continued listing standards of the NYSE American Company Guide (the "Company Guide") relating to stockholders' equity. The letter indicated that the Company was not in compliance with Sections 1003(a)(i) and 1003(a)(ii) of the Company Guide, requiring a listed company to have stockholders' equity of (i) at least $2.0 million if it has reported losses from continuing operations or net losses in two of its three most recent fiscal years and (ii) at least $4.0 million if it has reported losses from continuing operations or net losses in three of its four most recent fiscal years.

The Company submitted a plan to the NYSE American to regain compliance with Sections 1003(a)(i) and 1003(a)(ii) of the Company Guide on October 9, 2019 and such plan has been accepted by the NYSE American. The Company has been granted until March 9, 2021 to implement its plan and regain compliance. Such extension is subject to periodic review by the NYSE American for compliance with the initiatives set forth in the plan. If the Company is not in compliance with the continued listing standards by March 9, 2021, or if it does not make progress consistent with the plan during the plan period, the NYSE American may initiate delisting proceedings as appropriate. The Company intends to regain compliance with the NYSE American continued listing standards by such date; however, there is no assurance the Company will be able to accomplish this.

The Company's common stock will not be delisted by the NYSE American for the deficiency during the plan period and will continue to trade on NYSE American under the symbol “MNI,” with the added designation of “.BC” to indicate that the Company is not in compliance with NYSE American’s continued listing standards. The NYSE American notification does not affect the Company’s business operations or its Securities and Exchange Commission reporting requirements and does not conflict with or cause an event of default under any of the Company’s material debt agreements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release, dated December 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

December 18, 2019		The McClatchy Company

	By:	/s/ R. Elaine Lintecum
By: R. Elaine Lintecum Chief Financial Officer